EXHIBIT 21

                                                                     Voting
                                                 Where             Securities
                                                 Incorporated        Owned
                                                 ------------        -----

Marines C.A. (7)                                 Ecuador            100%(1)
Maderas Secas C.A. (Maseca) (3)                  Ecuador            100%(1)
Ecuatoriana de Crustaceos, S.A.(4)               Ecuador            100%(1)
Balmanta S.A. (3)                                Ecuador            100%(1)
Productos del Pacifico, S.A.                     Ecuador            100%(1)
Frabepasa S.A. (8)                               Ecuador            100%(1)
Compania Ecuatoriana de Balsa, S.A.              Ecuador            100%(1)
Servicios Contables, S.A.(6)                     Ecuador            100%(1)
Vanalarva, S.A.(7)                               Ecuador            100%(1)
Tecnicos Del Centro Tedece S.A.(2)               Ecuador            100%(1)
Balsa Ecuador Lumber Corporation                 New Jersey         100%
Balsa Development Corporation                    New Jersey         100%
Sanlam Corporation                               New York           100%
Baltek, S.A.                                     France             100%(1)
Baltek, Ltd.                                     Great Britain      100%(1)
Pacific Timber Ltd.(5)                           Great Britain      100%(1)
Cryogenic Structures Corporation                 Delaware            94%
Baltek GmbH                                      Germany            100%
Plantaciones De Balsa, S.A.                      Ecuador            100%(1)
Baltek Foreign Sales Corporation                 U.S. Virgin
                                                 Islands            100%
Crustacea Corporation                            Delaware           100%
Fomentadora De Balsa, S.A.                       Ecuador            100%(1)
Futuracorp. S.A. (2)                             Ecuador            100%(1)
Baltek Scandinavia Aps (9)                       Denmark            100%

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(1) Includes  qualifying shares in the names of individuals  associated with the
    Company.

(2) Wholly-owned by Maderas Secas C.A., Balmanta, S.A., Compania Ecuatoriana de Balsa, S.A., Productos del Pacifico, S.A. and Servicios Contables, S.A.

(3) Wholly-owned by Products del Pacifico, S.A. and Compania Ecuatoriana de Balsa, S.A.

(4) Wholly-owned by Maderas Secas, C.A., Balmanta, S.A., Baltek Corporation and Marines C.A.

(5) Wholly-owned by Baltek Ltd.

(6) Wholly-owned by Compania Ecuatoriana de Balsa, S..A., Maderas Secas C.A., Balmanta, S.A., and Productos del Pacifico, S.A.

(7) Wholly-owned by Ecuatoriana de Crustaceos, S.A., and Baltek Corporation.

(8) Wholly-owned by Servicios Contables, S.A.

(9) Wholly-owned by Baltek, S.A.


         The above subsidiaries are included in the Company's consolidated financial statements.